UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2024
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Abacus Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC
9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry Into a Material Definitive Agreement

On July 18, 2024, Abacus Life, Inc. (“Abacus”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), by and among Abacus, Carlisle Management Company S.C.A., a corporate partnership limited by shares established under the laws of Luxembourg (“CMC”), Carlisle Investment Group S.A.R.L., a private limited liability company incorporated under the laws of Luxembourg (“CIG,” and together with CMC, the “Companies”), the sellers party thereto (the “Sellers”), and (solely with respect to certain provisions identified therein) Jose Esteban Casares Garcia, Manorhaven Holdings, LLC, Pacific Current Group Limited, certain equityholders of CMC Vehicle, LLC and Pillo Portsmouth Holding Company, LLC, a Delaware limited liability company , in its capacity as the Sellers’ Representative thereunder, pursuant to which Abacus will acquire all of the outstanding shares of CMC and CIG (the “Transaction”). The Companies are a Luxembourg based investment manager in the life settlement space. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Share Purchase Agreement.

Under the terms and conditions of the Share Purchase Agreement, the aggregate consideration to be paid to the Sellers in the Transaction of approximately $200 million will consist of (a) newly issued shares of Abacus common stock, par value $0.0001 per share, with an aggregate value equal to 62.3% of the Estimated Purchase Price, using a price per share of $13.05 (the “Closing Stock Consideration”), provided that such Closing Stock Consideration shall not exceed 19.9% of the total number of issued and outstanding shares of Abacus common stock immediately prior to such issuance, and (b) newly issued fixed rate senior notes of Abacus, which are identical as to seniority, redemption, redemption events, redemption price, maturity date and interest as, and otherwise substantially similar to, Abacus’ 9.875% Fixed Rate Senior Notes due 2028, with an aggregate par value equal to 37.7% of the Estimated Purchase Price (the “Closing Bond Consideration”). The Base Purchase Price is subject to customary purchase price adjustments. A portion of the Closing Stock Consideration and the Closing Bond Consideration equal to 10% of the Base Purchase Price will be placed in escrow for 18 months following the Closing Date to fund payments for the purchase price adjustment and certain post-closing indemnification obligations.

The obligation of Abacus and the Sellers to consummate the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, that the Commission de Surveillance du Secteur Financier, the finance supervisory authority in Luxembourg, shall have confirmed its non-objection to the Transaction. Additional conditions to Abacus’ obligation to consummate the Transaction include, among others, (i) the Companies’ estimated annualized base management fee as of the closing being no less than an agreed target, (ii) CMC’s cash at closing being no less than at least $4,755,398 and the Companies having sufficient capital to satisfy the requirements of any governmental entity, (iii) receipt of consent to the Transaction by the Companies’ lenders and certain other parties, (iv) the effectiveness and consummation of that certain restructuring agreement among certain shareholders of the Companies and (v) the absence of a material adverse event with respect to the Companies. Additional conditions to Sellers’ obligation to consummate the Transaction include, among others, the absence of a material adverse event with respect to Abacus.

The parties have made customary representations and warranties in the Share Purchase Agreement. The Share Purchase Agreement also contains customary covenants and agreements relating to, among other matters, access to information, confidentiality, conduct of the business, antitrust filings, public announcements, tax matters, exclusivity, non-competition and non-interference, and non-solicitation of employees. The Share Purchase Agreement also contains customary indemnification obligations (subject to certain minimum thresholds and caps), including with respect to certain breaches of representations and warranties and covenants and certain other matters as more specifically set forth in the Share Purchase Agreement.

The Share Purchase Agreement may be terminated under certain limited circumstances prior to the Closing, including, (i) by mutual written consent of Abacus and the Sellers’ Representative, (ii) by either Abacus or the Sellers’ Representative if the transactions contemplated by the Share Purchase Agreement is restrained, enjoined or otherwise prohibited by any court’s or other Governmental Entity’s issuance, enactment, entry, promulgation or enforcement of any Law or Order, (iii) by either Abacus or the Sellers’ Representative if the Closing has not occurred on or before April 18, 2025, as such date may be extended by an additional 90 days if the Closing shall not have occurred due to the failure to obtain certain regulatory approvals (the “End Date”), provided that the right to terminate the Share Purchase Agreement will not be available if the terminating party’s material breach of the Share Purchase Agreement or failure to fulfill any obligation under the Share Purchase Agreement has been the principal cause of the failure of the Closing to have occurred by the End Date, and (iv) by the Sellers’ Representative or by Abacus if any of the representations and warranties of Abacus, on one hand, or Sellers or the Companies on the other hand, fail to be true and correct or there is a breach of any covenant or agreement of Abacus, on one hand, or Sellers or the Companies on the other hand, in the Share Purchase Agreement such that certain conditions would not be satisfied at Closing, subject to customary cure periods, provided that the right to terminate the Share Purchase Agreement will not be available to any party that is in material breach of the Share Purchase Agreement.

On the Closing Date, each of the Seller stockholders will execute a Share Lockup and Standstill Agreement providing for a lockup period of (i) from the Closing Date to July 3, 2025 for 50% of each Seller’s shares of Abacus common stock received in the Transaction and (b) the Closing Date to January 3, 2026 for the remaining 50% of such shares. In addition, commencing on the Closing Date and for a period of twelve (12) months thereafter, each Seller stockholder will agree to certain standstill restrictions with respect to the common stock of Abacus.

On the Closing Date, Abacus and each of the Sellers will also execute an equity registration rights agreement and a notes registration rights agreement providing certain registration rights in connection with the securities being issued as consideration in the Transaction.

The foregoing description of the Share Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement, a copy of which is being filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report is incorporated by reference in response to this Item 3.02. The issuance of the Stock Consideration to the Sellers will be completed in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01 Regulation FD Disclosure

On July 18, 2024, Abacus issued a press release announcing the execution of the Share Purchase Agreement. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

The information contained in Item 2.02 and this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” with the U.S. Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1
Share Purchase Agreement, by and among Abacus Life, Inc., Carlisle Management Company S.C.A., Carlisle Investment Group S.A.R.L., the Sellers party thereto, Jose Eseteban Casares Garcia, Manorhaven Holdings, LLC, Pacific Current Group Limited, certain equityholders of CMC Vehicle, LLC and Pillo Portsmouth Holding Company, LLC, in its capacity as the Sellers’ Representative thereunder, dated as of July 18, 2024.*,

99.1	Press Release, dated July 18, 2024, announcing the execution of the Share Purchase Agreement.
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Schedules, annexes and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules, annexes and/or exhibits upon request by the SEC; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for any schedules so furnished.

Forward Looking Statements
This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Abacus’ public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Abacus’ most recent annual report on Form 10-K, as amended, and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Abacus’ other filings with the SEC, including those contained in the final prospectus and accompanying prospectus related to the public offering filed with the SEC. Any forward-looking statements represent Abacus’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Abacus explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.
(Registrant)

Date: July 18, 2024	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer